UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2011

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 6, 2011, Iveda Solutions, Inc. (“Iveda”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at its executive offices located at 1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210.

At the Annual Meeting, the stockholders (i) elected Mr. David Ly, Mr. Joseph Farnsworth, Mr. Gregory Omi, and Mr. James Staudohar to serve as Iveda’s directors for terms expiring on the date of Iveda’s 2012 Annual Meeting of Stockholders; (ii) ratified the appointment of Farber Hass Hurley LLP as Iveda’s independent auditors for the fiscal year ending December 31, 2011; and (iii) approved Iveda’s 2010 Stock Option Plan, as amended.

The following tables show the voting results of the Annual Meeting:

Election of Directors:	For	Withhold
Mr. David Ly	9,521,181	1,065,092
Mr. Joseph Farnsworth	9,521,181	1,065,092
Mr. Gregory Omi	9,521,181	1,065,092
Mr. James Staudohar	9,521,181	1,065,092

Ratification of Farber Hass Hurley LLP as Iveda’s independent auditors for the fiscal year ending December 31, 2011:	For	Against	Abstain
	10,586,273	-	-

Approval of the 2010 Stock Option Plan, as amended:	For	Against	Abstain
	9,521,181	-	1,065,092

Item 8.01.    Other Events.

A copy of a press release issued on June 6, 2011, announcing Iveda’s relationship with INSYS S.A. de C.V. pursuant to which Iveda expects to provide video surveillance services to governmental entities within the Mexican states of Chiapas and Tabasco in connection with public safety initiatives, is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc. (Registrant)

Date: June 8, 2011	By:	/s/ David Ly
David Ly Chief Executive Officer